SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 13, 2004


                        International DisplayWorks, Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                           0-27002                94-3333649
      --------                           -------                ----------
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)


                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765
                                 (916) 415-0864
                                 --------------
          (Address and telephone number of principal executive offices)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On April 13, 2004, International DisplayWorks, Inc. (the "Company") issued a press release, announcing that the Company has entered into a binding Memorandum of Understanding to acquire substantially all of the equipment of Grand Pacific Optoelectronics of Taiwan for approximately $6 million and anticipates costs of $2 million for installation at its facilities in China. The equipment proposed to be acquired is used to produce displays and display modules. The transaction is expected to close in May 2004. Copies of the Memorandum of Understanding and the press release are furnished as exhibits hereto and incorporated by reference into this Item 5.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) EXHIBITS

         Exhibit
         Number     Description
         -------    -----------

          10.1      Memorandum   of   Understanding    between   Grand   Pacific
                    Optoelectronics Corporation and International DisplayWorks, Inc.

          99.1 Press Release Announcing Proposed Acquisition of Color Display Manufacturing Equipment

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 14, 2004            INTERNATIONAL DISPLAYWORKS, INC.
                                  a Delaware corporation


                                     /s/ Alan M. Lefko
                                  --------------------------------------
                                  Alan M. Lefko
                                  Vice President of Finance and Secretary